Exhibit 25

FORM T-1
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)  ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California (Address of principal executive offices)	90017 (Zip code)

Southern Natural Gas Company
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	63-0196650 (I.R.S. employer identification no.)

El Paso Building 1001 Louisiana Street Houston, Texas 77002 (Address of principal executive offices)	77002 (Zip Code)

5.90% Notes Due 2017
(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

	(a)	Name and address of each examining or supervising authority to which it is subject.

	Name	Address

	Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

	Federal Reserve Bank	San Francisco, California 94105

	Federal Deposit Insurance Corporation	Washington, D.C. 20429

	(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-15.	Not applicable.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

	1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

	2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).4. A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.
SIGNATURE
     Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Houston, and State of Texas, on the 21st day of September, 2007.

THE BANK OF NEW YORK TRUST COMPANY, N.A.
By:	/s/ Brian Echausse
	Name:	Brian Echausse
	Title:	Assistant Treasurer

EXHIBIT 7
NOTICE
REPORT OF CONDITION

Consolidating domestic subsidiaries of
THE BANK OF NEW YORK TRUST COMPANY, NA
in the state of CA at close of business on June 30, 2007
Statement of Resources and Liabilities

Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coins	9,835
Interest-bearing balances	0
Securities:
Held-to-maturity securities	42
Available-for-sale securities	114,959
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	50,000
Securities purchased under agreements to resell	89,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0
LESS: Allowance for loan and lease losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0
Loans and leases, net of unearned income and allowance	0
Trading Assets	0
Premises and fixed assets (including capitalized leases)	12,013
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Intangible assets:
Goodwill	923,997
Other intangible assets	262,780
Other assets	142,822
Total assets	1,605,448

REPORT OF CONDITION (Continued)

Dollar Amounts in Thousands
LIABILITIES

Deposits:
In domestic offices	2,255
Noninterest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2,255
Interest-bearing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases	143,691
Subordinated notes and debentures	0
Other liabilities	165,588
Total liabilities	311,534
Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common Stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Retained earnings	171,493
Accumulated other comprehensive income	(99)
Other equity capital components	0
Total equity capital	1,293,914
Total liabilities, minority interest, and equity capital	1,605,448

I, Karen Bayz, Vice President /s/ Karen Bayz

(Name, Title)

of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Director #1	Michael K. Klugman, President	/s/ Michael K. Klugman

Director #2	Frank Sulzberger, MD	/s/ Frank Sulzberger

Director #3	Michael McFadden, MD	/s/ Michael McFadden